SoCal Harvest, Inc.

6755 Mira Mesa Blvd., Ste 123, #187

San Diego, CA 92121

858-999-5818

MarkBotsford2@Gmail.com

Fruit Harvest Agreement and Release of Liability

I, _____________________________ understand that SoCal Harvest, Inc., also known as “HARV,” has offered to allow me to harvest tree fruit. I agree to:

A.	Abide by the guidelines provided by HARV;
B.	Use care to avoid damaging tree owner’s property or trees;
C.	Respect tree owner’s privacy;
D.	Use care to avoid injury to myself; and
E.	Release HARV from any liability for loss or injury that I may experience in connection with harvesting or eating harvested fruit.

In particular, I understand and agree to the following:

1.	Acknowledgment of Risks Involved in Harvesting Fruit I acknowledge and understand that there are risks and dangers involved in entering onto the property of another to retrieve or harvest fruit. This includes, but is not limited to: risk of injury from falling branches or fruit, dog bites, falling or tripping on uneven surfaces or debris, and falling from heights, risk of food borne illness arising from eating fruit, and so on. I understand that HARV makes no warranty or representation with regard to the safety of entering the harvesting location or of eating the fruit. I assume all risk of loss, injury, and illness, however caused, arising in connection with the harvest of fruit.

2.	Agreement to Use Care and Caution, and Respect Owner’s Privacy I agree to use care and caution both to protect myself and to protect the property of its owner. I will not enter any part of owner’s home or yard unless and until I am authorized by HARV to do so. I will walk carefully in owner’s yard and will not climb on owner’s fence in order to retrieve fruit. I will not share the name, address, or any other private information of the owner with others. To avoid waste, I will pick only fruit that appears mature and ready to be picked and will leave less mature fruit on the tree.

3.	Agreement Regarding Use of Ladders If I have been given permission by HARV to use a ladder to harvest fruit I will use great care and caution when using the ladder. I will inspect any ladder before I use it. If I have any doubt or question about the safety or stability of a ladder, I will not use it. I expressly assume all risk of injury, however caused, arising out of the use of a ladder, including but not limited to, injury from tipping or falling, caused by a condition of the ladder, caused by how or where the ladder is positioned or placed, either by myself or others, or caused by act or conduct of mine while using the ladder.

4.	Agreement to Release Owner from Liability. In exchange for receiving land owner’s permission to enter onto the land owner’s property and harvest fruit from the land owner’s yard, I agree not to make a claim against or sue the land owner for injury, loss, or illness that I may experience during the fruit harvest and/or consumption of fruit, including injury, loss, or illness arising from the active or passive negligence of the land owner. I agree to indemnify, hold harmless, and defend the land owner from all claims, liability, or demands that I or any third party may have or in the future make against the land owner for injury, loss, or illness arising from harvesting and/or consuming fruit from the land owner’s trees. This is intended to be a complete release, discharge, and waiver of any and all actions, causes of action, or lawsuits against the landowner arising in connection with my presence on the landowner’s property now and in the future.

5.	HARV's Right to Revoke Permission to Harvest. I understand that the HARV may, for any reason and at any time before or after the signing of this Agreement, revoke permission for me to harvest fruit.

6.	Dispute Resolution. If a dispute arises between HARV and myself, I agree to attempt to resolve it through verbal or written discussion, or through confidential mediation.

7.	Additional Terms. If any portion of this Agreement is held by a court to be invalid, it shall be severed, and the remaining provisions of the Agreement shall remain in full force and effect. I further agree that this Agreement is binding on my heirs, successors, and assigns.

I have carefully read this Agreement and fully understand it. I am aware that this is a release of liability and a contract between myself and HARV, and I sign it of my own free will.

Harvester Signature	_______________________	Date:_______________
Print Name:	_______________________
Address:	_______________________
Phone Number:	_______________________
Email	_______________________